Exhibit 10.48

LA ROSA HOLDINGS CORP.

2022 AGENT INCENTIVE PLAN

AND

PARTICIPATION ELECTION FORM

Introduction: La Rosa Holdings Corp. (the “Company”) has previously approved the Company’s 2022 Equity Incentive Plan (“Plan”) and, pursuant to it, the Company’s Board of Directors (“Board”) has further authorized creation of the 2022 Agent Incentive Plan (the “Agent Plan”) to be administered in the Board’s discretion. Pursuant to the Plan, the Company may sell, and may, in the Board’s absolute discretion grant, shares of the Company’s restricted common stock (“RCS”) to the Company’s and its affiliates’ agents and brokers who are defined as “consultants” under the Plan (“Participants”) as a part of their, or as additional, compensation. The Agent Plan has three components, described below.

Voluntary Participation: All participation in the Program is voluntary and no agent or broker will be penalized for not participating in the Program. Agents and brokers may participate in any one or more or none of the Agent Plan components. Agents and brokers may elect to participate, or may terminate their participation, in the Agent Plan at any time upon notice to Mr. Mark Gracy, Chief Operating Officer, at the contact information below. Failure to complete, sign, date and deliver this Participation Election Form will be considered a decision by the agent or broker not to participate in the Agent Plan. A Participant’s delivery of his or her Participation Election Form is a binding agreement between the Participant and the Company as set forth herein (“Agreement”). The date that this Agreement is executed by the Company shall be the effective date of this Agreement (“Effective Date”). Participants are urged to seek legal advice before signing the Participation Election Form.

Eligibility: All agents and brokers in good standing with the Company and each of the Company’s majority owned subsidiaries are eligible to participate in any of the Programs.

Contribution of Commission as Payment for Shares: Participants, by submitting this Form of Election and checking the box below, authorize the Company to set aside five percent (5%) of their Agent Net Commission (after splits and fees) (“Contribution for Payment”) on transactions which close in their name to purchase shares of Company RCS commencing with transactions closing 30 days after the receipt of this Form of Election by the Company (“Commission Program”). The RCS will be sold to the Participant at a 20% discount from the prior 30 day volume weighted average closing price of the Company’s common stock on the Nasdaq Stock Market as of the market trading day on the Purchase Date. Shares under the Commission Program shall be purchased on the last trading day of the month during which the closing on the sale of any property from which a Contribution for Payment has been authorized (“Purchase Date”). All shares of RCS purchased under the Commission Program will vest immediately in the name of the Participant. Any Participant may cancel his or her participation in the Commission Program by providing email notification of cancellation not less than 30 calendar days prior to the next scheduled Purchase Date.

Agent Incentive Program: Participants, by submitting this Form of Election and checking the box below, will be enrolled in the Company’s Agent Incentive Program (“Agent Incentive Program”). The Agent Incentive Program includes the following components:

1) Participants in the Agent Incentive Program who: (i) close more than 20 sale transactions or make more than $6,000,000 gross sales volume in verified listing or buy side transactions (the “Targeted Gross Sales Volume”) with La Rosa Realty LLC in a given fiscal year, and (ii) remain with the Company for at least 12 consecutive months thereafter, will receive a number of shares of RCS which would be equivalent to $2,000 based on the prior 30 day volume weighted average closing price of the Company’s common stock on the Nasdaq Stock Market as of the last trading day of such calendar year. The Company will grant the awards of RCS to the qualifying Participants on the one year anniversary of the date the Company verifies Targeted Gross Sales Volume, so, for example, if the Company verifies the Targeted Gross Sales Volume on April 12, 2022, then it will issue the RCS to the Participant on April 12, 2023. Such RCS will vest equally over the 24 months period starting in the month after the RCS are issued and will be held in escrow by the Company through the Transfer Agent (defined below) and released to the Participant as such shares vest. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested shares of RCS as of the month prior to the month of termination. So, if the Participant has been granted the RCS and leaves in the fourth month after the grant, he or she will receive only three months of vested RCS.

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2) A Participant will receive a number of shares of RCS that will have a value of $200 per agent recruited based on the prior 30 day volume weighted average closing price of the Company’s common stock on the Nasdaq Stock Market as of the last trading day prior to the date of the grant by the Board, if such Participant: (i) recruits up to ten (10) agents who become agents of the Company and remain agents of the Company for at least 12 consecutive months, and (ii) remains with the Company for at least 12 consecutive months. Such RCS shall be granted for every agent recruited by a Participant until the total number of such recruited agents by the Participant exceeds ten (10). The Company will grant the awards of RCS to the qualifying Participant on the one year anniversary of the date that the Company verifies that a recruited agent has been with the Company for one year. Such RCS will vest over the 24 month period starting in the month after the RCS are issued and will be held in escrow by the Company through the Transfer Agent (defined below) and released to the Participant as such shares vest. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested shares of RCS as of the month prior to the month of termination.

3) A Participant will receive a number of shares of RCS that will have a value of $10,000 based on the prior 30 day volume weighted average closing price of the Company’s common stock on the Nasdaq Stock Market as of the last trading day prior to the date of the grant by the Board if such a Participant: (i) recruits more than ten (10) agents who become agents of the Company and remain agents of the Company for at least 12 consecutive months, and (ii) remains with the Company for at least 12 consecutive months. The Company will grant the awards of RCS to the qualifying Participant on the one year anniversary of the date that the Company verifies that the requisite number of recruited agents have been with the Company for one year. Such RCS will vest over the 24 month period starting in the month after the RCS are issued and will be held in escrow by the Company through the Transfer Agent (defined below) and released to the Participant as such shares vest. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested shares of RCS as of the month prior to the month of termination.

Any Participant that earns awards under paragraph 2 and qualifies for awards under paragraph 3 shall receive number of shares of RCS that will have a value of $$8,200, rather than $10,000.

Voluntary Incentive Program: Participants, by submitting this Form of Election and checking the box below, also agree to participate in the Program to be eligible for a grant of RCS in the Board’s discretion. The Board may, from time to time, review the performance of Participants who achieve outstanding results in their endeavors for the Company and may grant a number of RCS to such Participant without payment by such Participant. All RCS granted under the Voluntary Incentive Program will vest 1/36th per month starting in the month after the award is granted and will be held in escrow by the Company through the Transfer Agent (defined below) and released as such shares vest. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested shares of RCS as of the month of termination.

Death of Participant: Any distribution or delivery to be made to Participant under this Agreement, if Participant is then deceased, will be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary of the Company to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the RCS, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Agent Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or release from escrow of the shares of RCS, the filing of an 83(b) election with respect to the shares of RCS, or the sale of shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the shares of RCS (or release from escrow thereof or issuance of shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the shares of RCS, including, but not limited to, the grant, vesting or release from escrow of the shares of RCS, the filing of an 83(b) Election (as defined below) with respect to the shares of RCS, the subsequent sale of shares acquired pursuant to this Agreement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the shares of RCS to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required withholding obligations under applicable law or regulation at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the shares. Participant, by signing this enrollment form, certifies that: Participant is not subject to backup withholding because (i) Participant is exempt from backup withholding, or (ii) Participant has been notified by the Internal Revenue Service (IRS) that Participant is not subject to backup withholding, or (iii) the IRS has notified Participant that Participant is no longer subject to backup withholding.

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Custody of Shares: All shares purchased under the Program shall be held by the Company’s Transfer Agent (“Transfer Agent”), in Book Entry Form until such time that such shares vest, if applicable, and until such time as Participant instructs the Transfer Agent to issue the Shares in alternate form or to transfer the vested shares to his or her brokerage account. The transfer agent and registrar for our common stock is VStock Transfer, LLC. VStock Transfer LLC’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Restricted Shares: Participants acknowledge and agree that all RCS will NOT be freely tradeable and will be subject to the holding periods established by applicable Federal and state securities laws. All shares of RCS will have a book entry legend that will read as follows: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF LA ROSA HOLDINGS CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE, OR (II) RULE 144A THEREUNDER, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS, PRIOR TO SUCH SALE, UNDER (C)(I) OR (D) ABOVE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION.

Associated Costs: Ownership of RCS purchased or granted under the Agent Plan may come with associated costs imposed by third parties, including but not limited to fees associated with the removal of the above restrictive legend and opinions needed therefor, Transfer Agent fees, and fees that may be imposed by the stock broker of Participant’s choosing or others. Participant shall be responsible for all associated costs and no shares of RCS will be distributed to Participants until all such costs have been paid to the Company’s satisfaction.

Rights as Stockholder: Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of RCS deliverable hereunder unless and until certificates representing such shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its Transfer Agents, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

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No Guarantee of Continued Service: Participant acknowledges and agrees that the vesting of the shares of RCS pursuant to the vesting schedule hereof is earned only by continuing as an agent or broker through the applicable vesting date(s), which unless provided otherwise under applicable laws is at the will of the applicable Service Recipient and not through the act of being hired, being granted this restricted stock award or acquiring shares hereunder. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an agent or broker for the vesting period, for any period, or at all, and shall not interfere in any way with Participant’s right or the right of any Service Recipient to terminate Participant’s relationship as an agent or broker, subject to applicable law, which termination, unless provided otherwise under applicable law, may be at any time, with or without cause.

Unvested Shares Are Not Transferable: The unvested shares of RCS subject to this Agreement and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until such shares shall have vested in accordance with the provisions of this Agreement. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the unvested shares subject to this Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the then-unvested shares of RCS will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

.No Advice Regarding Grant: The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Agent Plan, or Participant’s acquisition or sale of the underlying shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Agent Plan before taking any action related to the Agent Plan.

Termination: The Agent Plan is subject to termination at the discretion of the Company’s Board of Directors at any time. Any termination will not adversely affect shares of RCS purchased or vested prior to the date of termination. Participants will be notified of such termination.

Acknowledgments and Agreements: Participants acknowledge and agree as follows:

(a) Participants acknowledge and agree that participation in this program is subject to the terms and conditions contained herein, and in the Company’s 2022 Equity Incentive Plan.

(b) Participant has read and fully understands both the Agent Plan set forth herein and the Plan. By participating in the Agent Plan, Participant agrees to be bound by the terms and conditions of the Agent Plan and the Plan. By acceptance of this opportunity to purchase shares, Participant consents to the electronic delivery of all related documents, including the Agent Plan, the Plan, any account statements and Plan prospectuses, as applicable, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the investment in the Company’s restricted common stock. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.

(c) By signing this enrollment form, Participant certifies that he or she is of legal age in the state or country of his or her residence.

(d) Participant, by signing this enrollment form, certifies that: Participant is purchasing the Shares solely for Participant’s own account, and not for the benefit of any other person. Participant is acquiring the Shares solely for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the Shares, in full compliance with all applicable provisions of the 1933 Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws.

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(e) Participant confirms that she or he has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business, and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Participant.

(f) Participant has carefully considered and has discussed (or accepts the responsibility to discuss) with its own legal, tax, accounting and financial advisors, to the extent the Participant has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Participant’s particular federal, state, provincial, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Participant. Participant understands that it (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the investment in the Shares or the transactions contemplated by this Agreement.

(g) Participant understands that the RCS shares are characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, the Participant is restricted from selling such shares and that such shares may be resold without registration under the Securities Act only in certain limited circumstances such as compliance with Rule 144 under the 1933 Act.

(h) the grant of the shares of RCS is voluntary and occasional and does not create any contractual or other right to receive future grants of shares of RCS, even if shares of RCS have been granted in the past;

(i) all decisions with respect to future grants of RCS, will be at the sole discretion of the Company;

(j) Participant is voluntarily participating in the Plan;

(k) the shares of RCS, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(l) the future value of the underlying shares of RCS is unknown, indeterminable, and cannot be predicted with certainty;

(m) no claim or entitlement to compensation or damages shall arise from forfeiture of the RCS resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the RCS to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(n) Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Agent Plan or this Agreement. Neither the Board, the Plan Administrator nor any person acting on behalf of the Board or Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Agent Plan or this Agreement.

Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Agent Plan.

Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.

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No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

Governing Law; Severability. This Agreement and the shares of RCS are governed by the internal substantive laws, but not the choice of law rules, of the State of Nevada. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remainder of this Agreement shall continue in full force and effect.

Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Contact Information: If you would like to sign up for, or terminate your participation, in the Agent Plan, please contact Mr. Mark Gracy, Chief Operating Officer, La Rosa Holdings Corp., 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747; telephone: (321) 250-1799; e-mail: mark@larosarealtycorp.com.

[COMPANY SIGNATURE ON NEXT PAGE.]

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[COMPANY SIGNATURE PAGE.]

IN WITNESS WHEREOF, the Company and the Participant hereby set their hands as of the Effective Date.

LA ROSA HOLDINGS CORP.

By:
Joseph La Rosa
Chief Executive Officer

Date: March 25, 2022

[PARTICIPANT ELECTION FORM ON THE NEXT PAGE.]

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PARTICIPANT ELECTION FORM

NO AGENT, BROKER OR ELIGIBLE INDIVIDUAL SHALL BE DEEMED A PARTICIPANT UNLESS AND UNTIL SUBMITTING THIS COMPLETED FORM OF ELECTION.

PLEASE CHECK ALL OF THE APPROPRIATE CHOICES BELOW:

☐	YES - I would like to participate in the Commission Program.

☐	YES – I would like to participate in the Agent Incentive Program.

☐	YES – I would like to participate in the Voluntary Incentive Program.

☐	NO - I do not wish to participate in the Agent Plan at this time.

My primary beneficiary is: __________________________________________________________________________
My primary beneficiary’s address is: __________________________________________________________________.
My primary beneficiary’s telephone is: ________________________________________________________________.
My primary beneficiary’s email is: ____________________________________________________________________.

PARTICIPANT:

By: ______________________ (Sign On The Line Above)
Print Name: ______________________
Address:
Telephone:
E-Mail:
Date:

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